AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2016

REGISTRATION NO. 333-213977

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	23-3016517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Silverside Road
Wilmington, DE 19809
(302) 385-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Damian Kozlowski
Chief Executive Officer
The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
(302) 385-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark E. Rosenstein, Esq.
Ledgewood, P.C.
Two Commerce Square
2001 Market Street, Suite 3400
Philadelphia, PA 19103
(215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to Form S-3 (the "Amendment") is being filed to amend the Registration Statement on Form S-3 (File No. 333-213977) filed by The Bancorp, Inc. on October 5, 2016. The sole purpose of this Amendment is to file a consent as an exhibit and to re-file the Exhibit Index in Item 16 of Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the Exhibit Index, the signature pages and the new consent filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on October 17, 2016.

THE BANCORP, INC.

By:	/s/Damian Kozlowski
Damian Kozlowski
Chief Executive Officer
(principal executive officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 4, 2016.

*	Chief Executive Officer and Director (principal executive officer)
DAMIAN KOZLOWSKI

*	Chief Financial Officer (principal financial officer), Executive Vice President and Secretary
PAUL FRENKIEL

*	Chief Accounting Officer (principal accounting officer) and Senior Vice President
MARTIN F. EGAN

*	Chairman
DANIEL G. COHEN

*	Director
WALTER T. BEACH

*	Director
MICHAEL J. BRADLEY

*	Director
MATTHEW COHN

*	Director
WILLIAM H. LAMB

*	Director
JAMES J. MCENTEE III

*	Director
JOHN CHRYSTAL

*	Director
HERSH KOZLOV

*	Director
MEI-MEI TUAN

 */s/ Paul Frenkiel
for himself and as Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

5.1	Opinion of Ledgewood as to the legality of the securities being registered*

10.1	Securities Purchase Agreement, dated August 5, 2016, between The Bancorp, Inc. and each of the Investors(1)

10.2	Registration Rights Agreement, dated August 5, 2016, between The Bancorp, Inc. and each of the Investors(1)

10.3	Subscription Agreement, dated August 5, 2016, between The Bancorp, Inc. and the purchasers named therein(1)

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)*

23.2	Consent of Grant Thornton LLP*

24.1	Power of Attorney (included as part of signature pages to this registration statement)*

99.1	Consent of Appointees for Director

* Previously filed
(1)	Filed previously as an exhibit to the Registrant's Current Report on Form 8-K filed on August 8, 2016.